As filed with the Securities and Exchange Commission on January 23, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ELECTRONICS FOR IMAGING, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	94-3086355
(State of Incorporation)	(I.R.S. Employer Identification No.)

303 Velocity Way

Foster City, CA 94404

(Address of Principal Executive Offices including Zip Code)

AMENDED 2000 EMPLOYEE STOCK PURCHASE PLAN

(Full Title of the Plan)

John Ritchie Chief Financial Officer Electronics For Imaging, Inc. 303 Velocity Way Foster City, CA 94404 (650) 357-3500	Copy to: Robert A. Koenig, Esq. Latham & Watkins LLP 140 Scott Drive Menlo Park, California 94025 (650) 328-4600

(Name, Address, Including Zip Code, and Telephone Number,

Including Area Code for Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer  ☒            Accelerated filer  ☐            Non-accelerated filer  ☐            Smaller reporting company  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered(1)	Amount to be Registered(2)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.01 par value per share, issuable under the Electronics For Imaging, Inc. Amended 2000 Employee Stock Purchase Plan	385,175(3)	$ 8.35(4)	$ 3,216,211.25(4)	$ 126.40

(1)	In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2)	This Registration Statement shall also cover any additional shares of common stock which become issuable under the Amended 2000 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration, which results in an increase in the number of outstanding shares of the Registrant’s common stock.

(3)	Represents 385,175 additional shares reserved for issuance under the Amended 2000 Employee Stock Purchase Plan.

(4)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933 for the 385,175 shares registered hereunder (based on the average of the high ($8.54) and low ($8.15) prices for the Registrant’s Common Stock reported by the Nasdaq Global Select Market on January 21, 2009).

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The information called for in Part I of Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Commission.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The following documents, which were filed with the Commission, are incorporated herein by reference:

(a)	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2007 filed February 29, 2008, including all material incorporated by reference therein;

(b)	The Registrant’s Quarterly Reports on Form 10-Q for the quarter ended March 31, 2008 filed May 9, 2008, the quarter ended June 30, 2008 filed August 8, 2008, the quarter ended September 30, 2008 filed November 10, 2008, including all material incorporated by reference therein;

(c)	The Registrant’s Current Reports on Form 8-K filed February 15, 2008, February 22, 2008, March 18, 2008, April 23, 2008 (only with respect to Items 2.04 and 5.02 included therein), September 5, 2008 (only with respect to Items 5.02 and 8.01 included therein), October 23, 2008 (only with respect to Item 1.01 included therein) and December 18, 2008, including all material incorporated by reference therein; and

(d)	The description of the Registrant’s common stock contained in the Registration Statement on Form 8-A (File No. 000-18805) filed August 28, 1992 under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including all material incorporated by reference therein and any subsequently filed amendments and reports updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities

Not applicable.

Item 5.	Interests of Named Experts and Counsel

Bryan Ko is a Vice President and General Counsel of the Registrant. Mr. Ko receives compensation (including stock options and restricted stock units of the Registrant’s Common Stock under the Registrant’s employee stock purchase plan) in the ordinary course of business.

Item 6.	Indemnification of Directors and Officers

Under Section 145 of the General Corporation Law of the State of Delaware, the Registrant has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933. The Registrant’s Amended and Restated Certificate of Incorporation requires the Registrant to indemnify its directors and officers to the fullest extent permitted by Delaware law. The Registrant’s By-laws as amended require the Registrant to indemnify any persons by reason of the fact that he or she is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful; provided that if an action or suit is by or in the right of the Registrant against such director, officer, employee or agent of the Registrant and such person is adjudged to be liable to the Registrant then the Registrant shall only indemnify such person to the extent that the court in which such action or suit is brought shall have determined that such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

The Registrant has entered into indemnity agreements with each of its directors, officers and general counsel. Such indemnity agreements contain provisions which are in some respects broader than the specific indemnification provisions contained in Delaware law. The Registrant currently carries directors and officers liability insurance, which may insure against officer or director liability arising under the Securities Act of 1933.

Item 7.	Exemption from Registration Claimed

Not Applicable.

Item 8.	Exhibits

See the Exhibit Index.

Item 9.	Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (i) and (ii) do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Foster City, State of California, on January 23, 2009.

Electronics For Imaging, Inc.

By:	/s/ John Ritchie
John Ritchie
Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Guy Gecht and John Ritchie, and each or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead in any and all capacities, to sign any and all amendments (including post-effective amendments) and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Guy Gecht Guy Gecht	Chief Executive Officer and Director (Principal Executive Officer)	January 23, 2009

/s/ Fred Rosenzweig Fred Rosenzweig	President and Director	January 23, 2009

/s/ John Ritchie John Ritchie	Chief Financial Officer (Principal Financial and Accounting Officer)	January 23, 2009

/s/ Gill Cogan Gill Cogan	Director	January 23, 2009

/s/ Thomas Georgens Thomas Georgens	Director	January 23, 2009

/s/ James S. Greene James S. Greene	Director	January 23, 2009

/s/ Richard A. Kashnow Richard A. Kashnow	Director	January 23, 2009

/s/ Dan Maydan Dan Maydan	Director	January 23, 2009

INDEX TO EXHIBITS

Exhibit Number

4.1	Electronics For Imaging, Inc. Amended 2000 Employee Stock Purchase Plan (filed as Appendix B to the Registrant’s Proxy Statement filed with the Commission pursuant to Section 14(a) of the Exchange Act on May 1, 2006 (File No. 000-18805) and incorporated herein by reference)

4.2	Electronics For Imaging, Inc. Amended and Restated Certificate of Incorporation (filed as an exhibit to the Registrant’s Registration Statement on Form S-1 (File No. 33-57382) and incorporated herein by reference)

4.3	Electronics For Imaging, Inc. By-laws as amended (filed as an exhibit to the Registrant’s Registration Statement on Form S-1 (File No. 33-50966) and incorporated herein by reference)

4.4	Electronics For Imaging, Inc. Certificate of Amendment of By-laws (filed as an exhibit to the Registrant’s Form 8-K on June 29, 2007 (File No. 000-18805) and incorporated herein by reference)

4.5	Electronics For Imaging, Inc. Certificate of Amendment of By-laws (filed as an exhibit to the Registrant’s Form 8-K on November 15, 2007 (File No. 000-18805) and incorporated herein by reference)

5.1	Opinion and Consent of Bryan Ko, General Counsel of the Registrant

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

23.2	Consent of Bryan Ko, General Counsel of the Registrant (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page of this Registration Statement)

5